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                                                                    EXHIBIT 99.1

                              WOLVERINE TUBE, INC.

                           P R E S S    R E L E A S E

Contact:  James E. Deason
          Executive Vice President
          Chief Financial Officer
          (256) 580-3959


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                WOLVERINE TUBE ANNOUNCES CLOSING OF FACILITY AND
                             REDUCTION IN WORKFORCE


HUNTSVILLE, ALABAMA, (SEPTEMBER 30, 2003) -- Wolverine Tube, Inc. (NYSE: WLV) today announced that it will be closing its Booneville, Mississippi, facility. The facility produces both enhanced and smooth industrial tube, primarily used by residential and commercial air conditioner manufacturers. Approximately 140 persons are employed in the Booneville plant.

Wolverine will immediately begin to transition production from the Booneville plant to its Jackson, Tennessee, Shawnee, Oklahoma, and Decatur, Alabama facilities. Lackluster product demand, as well as progress made in Jackson in quality of product and efficiency of production, has contributed to this decision. It is expected that this production transition will be completed over the next several months and should not negatively impact the fulfillment of customer requirements. Annual savings from this closure and reallocation of production are expected to be approximately $3.0 million. Expenses associated with the closure are expected to be approximately $6.0 million, of which $3.5 million is non-cash.

In addition to the employees affected by the Booneville closure, Wolverine announced that it will reduce its overall workforce by 6%. The reduction will be across the organization and will be primarily salaried, indirect hourly employees and, to a lesser extent, direct hourly employees. This workforce reduction is expected to result in an annualized savings of $7.5 million and will cost approximately $1.3 million in severance and other expenses.

"The current economic environment is unprecedented in our generation, and the length of the current recessionary environment, especially affecting manufacturing enterprises, is extremely challenging," said Dennis Horowitz, Chairman, President and Chief Executive Officer. "We must continuously address our cost structure to align expenses with our revenues, especially in times like these. Automation of production processes and efficiencies gained through various programs completed and announced today position Wolverine to take advantage of improvements in economic conditions as they occur. We have and will continue to assist with the transition of our employees in Booneville and elsewhere who have been separated from Wolverine as a result of these actions," Horowitz added.


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                             Corporate Headquarters
                       200 Clinton Avenue West, Suite 1000
                              Huntsville, AL 35801

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                              WOLVERINE TUBE, INC.


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Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products, metal joining products as well as copper and copper alloy rod, bar and other products. Internet addresses: www.wlv.com and www.silvaloy.com.

Forward-looking statements in this press release are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements use such words as "may", "will", "expect", "believe", "plan", "anticipate" and other similar terminologies. This press release contains forward-looking statements regarding the expected costs of closing the Booneville facility and reducing the Company's workforce, the anticipated cost savings related to these activities, and the future performance of our facilities. Such statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, as well as management's beliefs and assumptions and information currently available. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. With respect to expectations of costs and cost savings related to the Booneville facility closing and reduction in workforce, as well as the future performance of our facilities, factors that could affect actual results include, without limitation, the timing and magnitude of recovery from the current economic downturn, labor costs, environmental contingencies, our inability to achieve or delays in achieving anticipated results from our cost reduction initiatives, product and process development activities, and quality and productivity initiatives. A detailed discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in forward-looking statements, can be found in the Company's Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.











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